Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Advisors Series Trust, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of Advisors Series for the [period or year] ended [date] fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that the and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Advisors Series Trust for the stated period.


/s/ Eric M. Banhazl                          /s/ Douglas G. Hess
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Eric M. Banhazl                              Douglas G. Hess
President, Advisors Series Trust             Treasurer, Advisors Series Trust

Dated: August 25, 2003
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A signed  original of this  written  statement  required by Section 906 has been provided to Advisors Series Trust and will be retained by Advisors Series Trust and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Advisors Series Trust for purposes of the Securities Exchange Act of 1934.